 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2016

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21 , 2016, DNB First, National Association (the "Bank"), the wholly owned subsidiary of DNB Financial Corporation (the "Registrant") entered into an Amended and Restated Agreement of Lease (the "Amended and Restated Agreement") to its existing Agreement of Lease dated February 10, 2005, as amended to date.  The Amended and Restated Agreement provides for a lease of 8,361 square feet of additional space on the second and third floors of an existing building where the Registrant leased an existing branch located at 2 North Church Street in the central business district of West Chester, Pennsylvania pursuant to the original lease. This brings the total leased area to 17,505 usable square feet. Prior to a fire at this location in June 2015, the Bank leased 3,930 square feet on the fourth floor. As part of the Amended and Restated Agreement, the Bank vacated the fourth floor and leased space on the second floor.  The Amended and Restated Agreement is with Headwaters Associates, a Pennsylvania general partnership for which William S. Latoff, the Registrant's former Chairman and Chief Executive Officer, who passed away on January 11, 2016, was, and now the Estate of William S. Latoff is, one of two general partners. Mary D. Latoff, a director of the Registrant, is the Executrix of the Estate of William S. Latoff.

The Amended and Restated Agreement providing for the lease of the first, second and third floors expires on June 30, 2023 and gives the Bank successive options to renew the Lease for three additional terms of five years each. The Amended and Restated Agreement obligates the Bank to pay base rent for the first floor at a rate of twenty seven dollars and forty-four cents ($27.44) per square foot per year, for the second floor at a rate of seventeen dollars and seventy-five cents ($17.75) per square foot per year, and for the third floor at a rate of twenty dollars and twenty-eight cents ($20.28) per square foot per year, for equal, consecutive monthly installments of $31,218.21, or $374,618.52  per year.    If the Bank exercises any of its options to renew the Amended and Restated Agreement, the base rent for each renewal term is to be established at a "Fair Market Rental," as described in the Amended and Restated Agreement. The Bank retains the option to renew the Amended and Restated Agreement for the five (5) year period July 1, 2023 through June 30, 2028, so long as the Bank is not then in default at the commencement of the renewal term.

The form of Amended and Restated Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9. 01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Agreement of Lease dated September 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

September 23, 2016	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Agreement of Lease dated September 21, 2016.